SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 1, 2007:
UST INC.
(Exact name of Company as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)
(203) 661-1100
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE PAGE
EXHIBIT INDEX
EX-10.1: PURCHAEE AND SALE AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry Into a Material Definitive Agreement.
On February 2, 2007, UST Inc. (the “Company”) issued a press release announcing that on February 1, 2007 it entered into a purchase and sale agreement (the “Agreement”) providing for the sale of its principal executive offices and surrounding properties, located at 100 West Putnam Avenue and 17 Field Point Road in Greenwich, CT (the “Property”) to Antares 100WP LLC (“Antares”). A copy of this press release is attached hereto as Exhibit 99.1. Pursuant to the Agreement:
•	The purchase price for the Property is $130 million (“Purchase Price”);

•	In connection with the sale of the Property, the Company and Antares will execute a short-term lease for the Property through the period ending September 30, 2007, pursuant to which the Company will continue to occupy the Property and pay a fixed minimum rent of ten dollars ($10), along with additional rent covering taxes and utility expenses, for the entire lease term;

•	Upon execution of the Agreement, Antares delivered a non-refundable deposit of $10 million, which will be applied against the Purchase Price;

•	Antares is acquiring the Property “as is,” and will assume any and all risks of any adverse physical and environmental conditions related to the past, present and future;

•	Antares releases the Company from any and all liabilities, claims and expenses arising from or related to the condition of the Property, including any environmental conditions;

•	The sale is expected to close on or about March 1, 2007, or such other date as may be agreed upon by the parties;

•	The Company will pay a real estate commission at closing to Cushman & Wakefield of Connecticut, Inc. pursuant to a separate agreement, and will pay applicable state and local real estate conveyance taxes, title company closing and escrow fees, and any other costs which are customary for sellers to pay at closing in the Town of Greenwich, CT.
The foregoing summary is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1.
The Company expects to recognize a pre-tax gain on the sale of the Property of approximately $105 million, which will result in additional net earnings of approximately $66 million or $.41 per diluted share. The imputed fair market value of rent payable under the aforementioned lease will result in a negative impact to net earnings of approximately $4 million, or $.02 per diluted share, over the lease period, bringing the total impact of the transaction on full-year 2007 diluted earnings per share to $.39.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
Exhibit 10.1
Exhibit 99.1

SIGNATURE PAGE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2007	UST INC.
	By:	/s/ MARIA R. SHARPE
		Name:	Maria R. Sharpe
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Purchase and Sale Agreement
99.1	Press Release